UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2015

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___ to ___

Commission File No. 000-27873

CROWN MARKETING

(Exact name of registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation or organization)	98-0178621 (I.R.S. Employer Identification No.)
4350 Temple City Boulevard El Monte, CA (Address of principal executive offices)	91731 (Zip Code)
(626) 283-6600 (Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐ No ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).Yes ☐ No ☒.

Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date.  The number of shares outstanding of the registrant’s common stock as of April 30, 2015 was 19,981,021,800.

CROWN MARKETING AND SUBSIDIARIES

PART I – FINANCIAL INFORMATION

This Quarterly Report includes forward-looking statements within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements are based on management’s beliefs and assumptions, and on information currently available to management. Forward-looking statements include the information concerning our possible or assumed future results of operations set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Forward-looking statements also include statements in which words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “consider” or similar expressions are used.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values may differ materially from those expressed in these forward-looking statements. Readers are cautioned not to put undue reliance on any forward-looking statements.

PART I – FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

CROWN MARKETING AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	June 30, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,484	$-
Deposits	40,500	-
Total assets	$62,984	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accrued rent due – related party	$300,000	$30,000
Advances – related party	81,262	8,661
Total current liabilities	381,262	38,661

Deferred rent obligations – related party	487,692	314,615

Total liabilities	868,954	353,276

Commitments and contingencies

Stockholders' Deficiency
Common Stock, no par value, unlimited shares authorized; 19,981,021,800 shares issued and outstanding	-	-
Additional paid-in capital	-	-
Accumulated deficit	(830,470)	(353,276)
Total Crown Marketing stockholders' deficiency	(830,470)	(353,276)
Non-controlling interests	24,500	-
Total Deficiency	(805,970)	(353,276)

Total liabilities and deficiency	$62,984	$-

`

The accompanying notes are an integral part of these condensed financial statements

CROWN MARKETING AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014	Nine Months Ended March 31, 2015	Nine Months Ended March 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating expenses:
Rent expense – related party	$147,692	$147,692	$443,077	$196,923
Selling, general and administrative expenses	11,088	4,001	34,117	4,661
Total costs and expenses	158,780	151,693	477,194	201,584
Net loss	$(158,780)	$(151,693)	$(477,194)	$(201,584)
Net loss per share, basic and fully diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average shares outstanding, basic and fully diluted	19,981,021,800	19,981,021,800	19,981,021,800	19,981,021,800

The accompanying notes are an integral part of these condensed consolidated financial statements

CROWN MARKETING AND SUBSIDIARIES

CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

NINE MONTHS ENDED MARCH 31, 2015

(UNAUDITED)

			Additional
	Common	Stock	Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, June 30, 2014	19,981,021,800	$ -	$ -	$ (353,276)	$ (353,276)
Net loss	-	-	-	(477,194)	(477,194)
Balance, March 31, 2015 (Unaudited)	19,981,021,800	$ -	$ -	$ (830,470)	$ (830,470)

The accompanying notes are an integral part of these condensed consolidated financial statements

CROWN MARKETING AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(477,194)	$(201,584)
Adjustment to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Deposits	(16,000)	-
Accrued rent due - related party	270,000	-
Advances – related party	72,601	4,661
Deferred rent obligation – related party	173,077	196,923
Net cash provided by operating activities	22,484	-

Change in cash and cash equivalents	22,484	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$22,484	$-

Supplemental cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Increase in deposits and non-controlling interests	$24,500	$-

The accompanying notes are an integral part of these condensed consolidated financial statements

CROWN MARKETING AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED MARCH 31, 2015 AND 2014

(UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Company

Crown Marketing is a Wyoming corporation (the "Company").  Pursuant to an Agreement and Plan of Reorganization dated December 2, 2013, the Company acquired all of the common stock of Okra Energy, Inc., a California corporation that was subscribed for on December 2, 2013 and then incorporated on December 18, 2013, in exchange for 16,155,746,000 shares of Common Stock of the Company (the "Common Stock") at the closing of the Agreement on December 3, 2013.  Immediately prior to the closing, there were approximately 3,825,275,800 shares of Common Stock outstanding.  After the closing, the beneficial owner of Okra Energy, Inc. shareholder, Jay Hooper, owned approximately 98.8% of the outstanding shares of common stock of the Company.  The transaction was accounted for as a reverse merger (recapitalization) with Okra Energy, Inc. deemed to be the accounting acquirer and the Company deemed to be the legal acquirer.  The financial statements presented herein are those of the accounting acquirer.  The Company subsequently changed its name from Crown Marketing to Okra, Inc., but later changed the name of the Company back to Crown Marketing.

Concurrently with the merger, Jay Hooper was appointed as the sole director and President of the Company.

The Company is engaged in the business of operating a warehouse building in Rosemead, California, which is owned by a single member limited liability company owned by Jay Hooper, and in acquiring commercial properties, with a focus on properties in Los Angeles County in need of environmental remediation.

The Company continues to expand its business activities. In January 2015, the Company’s 100% owned subsidiary, Crown Laboratory Inc., was formed to develop and market Chinese and other herbal remedies.  Initial capitalization of $10,000 was provided by a loan from an entity controlled by the Company’s President. The loan is due on demand and bears interest at 4%. We expect to require additional funding for this business segment and have already commenced obtaining FDA approval for our products.

In March 2015, the Company 50% owned subsidiary, Crown Mobile, was formed.  Crown Mobile is a MVNO (mobile virtual network operator) and markets Crown Mobile prepaid mobile telephone service using T-Mobile’s wireless network. Crown Mobile intends to offer ancillary services such as a proprietary debit card.  At March 31, 2015, the Company has a controlling financial interest in Crown Mobile.

These consolidated financial statements include the accounts of the Company and its subsidiaries, Okra Energy, Crown Laboratory and Crown Mobile Inc.  Intercompany transactions and accounts have been eliminated in consolidation.

Basis of Presentation

The unaudited financial statements of the Company for the period ended March 31, 2015 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-K for scaled disclosures for smaller reporting companies. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements.  However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the Company’s financial position and results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year. The balance sheet information as of June 30, 2014 was derived from the audited financial statements included in the Company's financial statements as of and for the year ended June 30, 2014 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC"). These financial statements should be read in conjuction with that report.

Summary of Significant Accounting Policies

Rental Revenue

At lease inception, the Company reviews all necessary criteria under ASC 840-10-25 to determine proper lease classification.  The Company will recognize rental income from tenants on the straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Estimates

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods.  Actual results may differ from those estimates and such differences may be material to the financial statements.  The more significant estimates and assumptions by management include among others, the fair value of shares of common stock issued for services. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Fair Value Measurements

Fair value measurements are determined using authoritative guidance issued by the FASB, with the exception of the application of the guidance to non-recurring, non-financial assets and liabilities as permitted. Fair value is defined in the authoritative guidance as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company's assumptions.

The Company is required to use observable market data if available without undue cost and effort.

The Company’s financial instruments include cash, accounts payable and accrued expenses. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Loss Per Share

Basic loss per share has been computed using the weighted average number of common shares outstanding and issuable during the period. Diluted loss per share is computed based on the weighted average number of common shares and all common equivalent shares outstanding during the period in which they are dilutive. Common equivalent shares consist of shares issuable upon the exercise of stock options, warrants or other convertible securities such as convertible notes.  As of March 31, 2015, the weighted average common shares outstanding totaled 19,981,021,800.  There were no potentially dilutive shares as of March 31, 2015.

Stock-Based Compensation

The Company periodically issues stock instruments, including shares of its common stock, stock options, and warrants to purchase shares of its common stock to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option awards issued and vesting to employees in accordance with authorization guidance of the FASB whereas the value of stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period. Options to purchase shares of the Company’s common stock vest and expire according to the terms established at the grant date.

The Company accounts for stock options and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.  ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition.  ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract.  The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2016, however, the FASB has proposed a one-year deferral.   Early adoption is not permitted, and either full retrospective adoption or modified retrospective adoption is permitted. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures.

In August 2014, the FASB issued ASU No. 2014-15 (ASU 2014-15), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued.  An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern.  The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted.  The Company is currently evaluating the impact the adoption of ASU 2014-15 on the Company’s financial statement presentation and disclosures.

In February, 2015, the FASB issued ASU No. 2015-02 (ASU 2015-02), Consolidation (Topic 810): Amendments to the Consolidation Analysis.  ASU 2015-02 provides guidance on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions).  ASU 2015-02 is effective for periods beginning after December 15, 2015.  Early adoption is permitted.  The adoption of ASU 2015-02 is not expected to have a material effect on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has not yet been successful in establishing profitable operations.  The Company incurred a net loss of $477,194 for the nine months ended March 31, 2015, and the Company's liabilities exceed its assets by $805,970 as of March 31, 2015.  The Company has not generated any revenues to date.  These factors create substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Primarily as a result of our recurring losses and our lack of liquidity, we received a report from our independent registered public accounting firm for our financial statements for the year ended June 30, 2014 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern.

The Company's management plans to continue as a going concern revolve around its ability to achieve profitable operations, as well as raise necessary capital to pay ongoing general and administrative expenses of the Company.  The ability of the Company to continue as a going concern is dependent on securing additional sources of capital and the success of the Company's plan.  There is no assurance that the Company will be successful in raising the additional capital or in achieving profitable operations.

Our cash needs for the quarter ended March 31, 2015 were primarily met by advance of $81,262 from our majority shareholder.   As of March 31, 2015, we had a cash balance of $22,484.  Our majority shareholder is providing all of our working capital and will continue to do so until at least June 30, 2015.

NOTE 3 - ACCOUNTS PAYABLE - RELATED PARTY

As of March 31, 2015 and June 30, 2014, $81,262 and $8,661, respectively, was due the Company’s President and majority shareholder, Mr. Jay Hooper, for advances made to the Company to pay for operating expenses.  Advances of $71,262 are non-interest bearing, unsecured, and due on demand.  A loan of $10,000 is unsecured, due on demand, and bears interest at 4%.  In view of the Company’s limited operations and resources, Mr. Hooper did not receive any compensation from the Company for the nine months ended March 31, 2015.

NOTE 5 – ADVANCED RENT DUE – RELATED PARTY

Operating Lease Obligation to Related Party

The Company leases a warehouse in El Monte, California, which is owned by a single member limited liability company owned by the Company’s President and majority shareholder, which it plans to sublease in 2015.  The lease commenced December 2, 2013, terminates May 31, 2020, and requires monthly lease payments of $30,000 beginning June 1, 2014.  The monthly lease payment increases to $40,000 on June 1, 2015, $50,000 on June 1, 2016, $60,000 on June 1, 2017, and $70,000 on June 1, 2019.  The lease includes a period of free rent from December 2, 2013 to May 31, 2014. The lease is an operating lease. As of December 31, 2014 and June 30, 2014, the Company owed $210,000 and $30,000, respectively, under this lease obligation.  The Company recognizes rent expense on a straight-line basis over the entire lease period.  Accordingly, for the nine months ended December 31, 2014, the Company recorded $443,077 of rent expense and a deferred rent liability as of March 31, 2015 of $487,692 related to the free rent.  As of March 31, 2015 and June 30, 2014, the Company owed $300,000 and $30,000, respectively, under this lease obligation.

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Forward Looking Statement Notice

Certain statements made in this Quarterly Report on Form 10-Q are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the plans and objectives of management for future operations.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Crown Marketing,(“we”, “us”, “our” or the “Company”) to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based, in part, on assumptions involving the continued expansion of business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company.  Although the Company believes its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance the forward-looking statements included in this Quarterly Report will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Critical Accounting Policies and Estimates

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiary. All significant inter-company balances and transactions are eliminated on consolidation.

Rental Revenue

At lease inception, the Company reviews all necessary criteria under ASC 840-10-25 to determine proper lease classification.  The Company will recognize rental income from tenants on the straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Estimates

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods.  Actual results may differ from those estimates and such differences may be material to the financial statements.  The more significant estimates and assumptions by management include among others, the fair value of shares of common stock issued for services. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Results of Operations for Three and Nine Months ended March 31, 2015 and 2014

The Company is engaged in the business of operating a warehouse building in Rosemead, California and in acquiring commercial properties, with a focus on properties in Los Angeles County in need of environmental remediation.  We had a loss of $158,780 and $477,194 for the three and nine months ended March 31, 2015, respectively, as compared to a loss of $151,693 and $201,584 for both the three and nine months ended March 31, 2014.  We expect that our level of operating expenses will increase during fiscal 2015.

Liquidity

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company is still in development stage and has not yet been successful in establishing profitable operations. The Company incurred a net loss of $477,194 for the nine months ended March 31, 2015, and the Company's liabilities exceed its assets by $805,970 as of March 31, 2015.  The Company has received no revenues to date.  These factors create substantial doubt about the Company's ability to continue as a going concern.  As such, the accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

In addition, the Company's independent registered public accounting firm, in its report on the Company’s June 30, 2014 financial statements, has raised substantial doubt about the Company's ability to continue as a going concern.

The Company’s management plans to continue as a going concern revolves around its ability to achieve, as well as raise necessary capital to pay ongoing general and administrative expenses of the Company.  The ability of the Company to continue as a going concern is dependent on securing additional sources of capital and the success of the Company's plan.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.

Our cash needs for the quarter ended March 31, 2015 were primarily met by extension of loans of $81,262 from our majority shareholder.   As of March 31, 2015, we had a cash balance of $22,484.  Our majority shareholder is providing all of our working capital and will continue to do so until at least June 30, 2015.

Forward Looking Statements

Information included in this report includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this report constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

Since we have not yet generated any significant revenues, we are a development stage company as that term is defined in Section 915 - Development Stage Entities, of the FASB Accounting Standards Codification.   Our activities have mostly been devoted to seeking capital; seeking supply contracts and development of a business plan.  We do not believe that conventional financing, such as bank loans, is available to us due to these factors.  We have no bank line of credit available to us.  Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to affect our business plan.

Our future operating results are subject to our attaining certain milestones, including:

-     our success in subleasing the warehouse property;

-     our ability to obtain additional financing; and

-     other risks which we identify in future filings with the SEC.

Any or all of our forward looking statements in this filing and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this report.

Contractual Obligations and Off-Balance Sheet Arrangements

We do not have any contractual obligations or off balance sheet arrangements.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk.

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

Item 4.  Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

The Company’s principal executive officer and its principal financial officer, performed an evaluation of the Company’s disclosure controls and procedures (as defined in Exchange Act Rules 13a-14(c) and 15d -14 (c) as of March 31, 2015. Based on this evaluation, our principal executive officer and principal financial officer concluded as of the Evaluation Date that our disclosure controls and procedures were effective to enable us to accurately record, process, summarize and report certain information required to be included in the Company’s periodic SEC filings within the required time periods, and to accumulate and communicate to our management, including the Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Our management, including our chief executive officer and chief financial officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected.

Changes in Internal Controls

There have been no changes in our internal controls over financial reporting during the period ended March 31, 2015 that have materially affected or are reasonably likely to materially affect our internal controls.

PART II — OTHER INFORMATION

Item 1.  Legal Proceedings.

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions.  The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations.  However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

Item 1A.  Risk Factors.

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds.

Pursuant to an Agreement and Plan of Reorganization dated December 2, 2013, the Company agreed to acquire all of the common stock of Okra Energy, Inc. in exchange for 16,155,746,000 shares of Common Stock of the Company (the "Common Stock") at the Closing of the Agreement, which took place on December 3, 2013. Immediately prior to Closing, and giving effect to the issuance of 3,635,208,200 shares in conversion of debt, there were approximately 3,825,275,800 shares of Common Stock outstanding.  After the closing, the Company had outstanding 19,981,021,800 shares of Common Stock.  After the reverse merger was completed, the Okra Energy, Inc. shareholder owned approximately 98% of the outstanding shares of common stock of the Company.  The transaction was accounted for as a reverse merger (recapitalization) with Okra Energy, Inc. deemed to be the accounting acquirer and the Company deemed to be the legal acquirer.

Item 3.  Defaults Upon Senior Securities.

There have been no events which are required to be reported under this Item.

Item 4.  Mine Safety Disclosures.

Not applicable.

Item 5.  Other Information.

None.

Item 6.  Exhibits and Financial Statement Schedules

31. Certification of CEO and CFO. Filed herewith.

32. Certification pursuant to 18 U.S.C. Section 1350 of CEO and CFO. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN MARKETING

Dated: May 14, 2015	By:	/s/ Jay Hooper
Jay Hooper
President and Chief Financial Officer (chief financial and accounting officer and duly authorized officer)